Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth M. Harper
Kenneth M. Harper
Chief Executive Officer
Date: November 12, 2008

/s/ J. Richard Medlock
J. Richard Medlock, Jr.
Chief Financial Officer
Date: November 12, 2008

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